EXHIBIT 99.1

OMNIBUS AMENDMENT AND WAIVER AGREEMENT

THIS OMNIBUS AMENDMENT AND WAIVER AGREEMENT (this "Agreement"), dated as of December 17, 2010, is made and entered into by and among YouBlast Global, Inc. (f/k/a Sahara Media Holdings, Inc.), a Delaware corporation (the "Company"), John Thomas Bridge & Opportunity Fund, LP ("JTBO"), John Thomas Bridge & Opportunity Fund 11, LP ("JTBO II") and Philmore Anderson, IV ("Mr. Anderson", and collectively with JTBO and JTBO II, the "Holders").

WHEREAS, JTBO is a party to that certain Purchase Agreement dated March 24, 2010 (as amended, the "March Purchase Agreement"), and that certain Securities Purchase Agreement dated June 7, 2010 (as amended, the "June Purchase Agreement"), pursuant to which the Company issued and JTBO acquired and received (w) a 16% Debenture dated March 24, 2010, in the principal amount of $490,000 (as amended, the "March Debenture"), (x) 1,000,000 shares of the Company's common stock, par value $0.003 ("Common Stock") pursuant to a Stock Purchase Agreement dated March 24, 2010 (as amended, the "March Common Stock Purchase Agreement"), (y) 16% Debentures dated June 7 and June 30, 2010, in the aggregate principal amount of $250,000 (as amended, the "June Debentures") and (z) five-year warrants to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $0.50 per share (the "June Warrants");

WHEREAS, JTBO II is a party to that certain Securities Purchase Agreement dated August 10, 2010 (as amended, the "August Purchase Agreement"), and that certain Securities Purchase Agreement dated November 18, 2010 (the "November Purchase Agreement"), pursuant to which the Company issued and JTBO II acquired and received (x) a 16% Debenture dated August 10, 2010, in the principal amount of $100,000 (as amended, the "August Debenture"), (y) five-year warrants to purchase an aggregate of 800,000 shares of Common Stock at an exercise price of $0.50 per share (the "August Warrants"), and (z) 16% Debentures dated November 18 and December 9, 2010, in the aggregate principal amount of $115,000 (the "November 18 and December 9 Debentures"), as well as a party to that certain 16% Debenture dated November 5, 2010, issued by the Company in the principal amount of $50,000 (the "November 5 Debenture");

WHEREAS, Mr. Anderson is a party to that certain Promissory Note, dated July 30, 2010, issued by the Company to Mr. Anderson (as amended, the "July Note"), and that certain 16% Debenture, dated September 2, 2010, issued by the Company in the aggregate principal amount of $154,907.20 (as amended, the "September Debenture"), pursuant to which the Company issued to Mr. Anderson five-year warrants to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.50 per share (the "September Warrants");

WHEREAS, the March Debenture, June Debentures, July Note, August Debenture, September Debenture, November 5 Debenture, and November 18 and December 19 Debentures (collectively, the "Debentures") will, unless otherwise provided for in the Debentures, mature by their terms and be due and payable in full on December 31, 2010; and

WHEREAS, the Company desires for each of the Holders to, and each of the Holders desires to, (a) waive any defaults or events of default, or any breaches of any covenants, agreements, undertakings, or other terms and conditions of the Company under any of the

Debentures to which such Holder is a party, as well as (to the extent such Holder is a party) the March Purchase Agreement, the March Common Stock Purchase Agreement, the June Purchase Agreement, the June Warrants, the August Purchase Agreement, the August Warrants, the September Warrants and the November Purchase Agreements (collectively, the "Related Transaction Documents"), that have occurred or may be deemed to have occurred as of or prior to the date hereof (including the continuance thereof until the Offering (as defined below)), and that from time to time hereafter until the Offering may occur or may be deemed to occur; and (b) amend the maturity dates of each of the Debentures to which such Holder is a party (and any reference thereto in each of the Related Transaction Documents to which such Holder is a party) to the earlier of (i) April 20, 2011 or (ii) the consummation by the Company of an equity financing transaction with gross proceeds to the Company of not less than $3,000,000 (an "Offering"); and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

1.        Waiver of Breaches, Defaults and Events of Default and Amendment of Maturity Date. In consideration of the right to receive payment in full upon an Offering of all principal and interest due under each of the Debentures to which it is a party, each Holder (for itself and its predecessors, successors and assigns) hereby (a) waives any defaults or events of default, or any breaches of any covenants, agreements, undertakings, or other terms and conditions of the Company under any of the Debentures and any of the Related Transaction Documents to which such Holder is a party, that have occurred or may be deemed to have occurred as of or prior to the date hereof (including the continuance thereof until the Offering (as defined below)), and that from time to time hereafter until the Offering may occur or may be deemed to occur; and (b) together with the Company, amends the maturity dates of each of the Debentures to which such Holder is a party (and any reference thereto in each of the Related Transaction Documents to which such Holder is a party) to be the earlier of (i) April 20, 2011 or (ii) the consummation of an Offering.

2.        Miscellaneous.

(a)
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf' format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf' signature page were an original thereof.

(b)
Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the state courts of the State of Delaware and the United States District Court for the

District of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenes, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holders for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Agreement. The Company and the Holders hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement.

(c)
Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(d)
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Debentures and the Related Transaction Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly autliorized officers as of the day and year first above written,

COMPANY:

YOUBLAST GLOBAL, INC.

By:	/s/ Jeffrey Forster

Name:	Jeffrey Forster

Title:	Chief Executive Officer

HOLDERS:

Name of Holder: John Thomas Bridge and Opportunity Fund, LP

By:	/s/ George R. Jarkesy Jr.

Name:	George R. Jarkesy Jr.

Title:	Managing Member of the General Partner

Name of Holder: John Thomas Bridge and Opportunity Fund II, LP

By:	/s/ George R. Jarkesy Jr.

Name:	George R. Jarkesy Jr.

Title:	Managing Member of the General Partner

Name of Holder: Philmore Anderson, IV

/s/ Philmore Anderson, IV
Philmore Anderson, IV

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